As filed with the Securities and Exchange Commission on September 10, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LM Funding America, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3844457
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1200 Platt Street

Suite 1000, Tampa, FL 33606

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Russell

Chief Financial Officer

1200 West Platt Street, Suite 100

Tampa, Florida 33606

Telephone No.: (813) 222-8996

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 (the “Securities Act”) or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED SEPTEMBER 10, 2024

PROSPECTUS

LM FUNDING AMERICA, INC.

Up to 1,736,370 Shares of Common Stock

Offered by the Selling Securityholder

This prospectus relates to the offer and resale, from time to time, of up to 1,736,370 shares (the “Shares”) of our common stock, $0.001 par value per share (the “common stock”), by a single institutional investor (the “Selling Securityholder”).

The Shares registered for resale under this prospectus underlie (i) Series A common stock purchase warrants (the “Series A Common Warrants”) to purchase an aggregate of up to 868,185 shares of our common stock and (ii) Series B common stock purchase warrants (the “Series B Common Warrants” and, together with the Series A Common Warrants, the “Common Warrants”) to purchase an aggregate of up to 868,185 shares of our common stock, each at an exercise price of $2.98 per share. The Common Warrants were issued to the Selling Securityholder in a private placement pursuant to the terms of that certain securities purchase agreement, dated August 16, 2024, that we entered into with the Selling Securityholder (the “SPA”), pursuant to which we issued 278,000 shares of common stock, prefunded warrants to purchase 590,185 shares of common stock (the “Prefunded Warrants”) with an exercise price of $0.0001 per share, and the Common Warrants to the Selling Securityholder. The Common Warrants are expected to become exercisable on or around November 8, 2024, the anticipated effective date of the stockholder approval for the issuance of the Shares issuable upon exercise of the Common Warrants (the “Stockholder Approval Date”). The Series A Common Warrants will expire on the date that is the fifth anniversary of the Stockholder Approval Date, and The Series B Common Warrants will expire on the date that is the second anniversary of the Stockholder Approval Date.

We will not receive any proceeds from the sale of the Shares by the Selling Securityholder. In the event the Selling Securityholder exercises all of the Common Warrants in cash at an exercise price of $2.98 per share, we may receive an aggregate of approximately $5.2 million of gross proceeds resulting from such exercises. Any proceeds that we receive from the exercise of such Common Warrants will be used for working capital and general corporate purposes. See “Use of Proceeds” on page 8.

Our registration of the Shares covered by this prospectus does not mean that the Selling Securityholder will offer or sell any of the Shares. See the section titled “Plan of Distribution” for additional information about how the Selling Securityholder may sell or otherwise dispose of the Shares. See the section titled “Selling Securityholder” for additional information regarding the Selling Securityholder.

Our common stock is listed on The NASDAQ Capital Market under the symbol “LMFA.” On September 6, 2024, the last reported sale price of our common stock on The NASDAQ Capital Market was $2.39 per share.

Investment in our securities involves risks, including those described in the section titled “Risk Factors” on page 8 of this prospectus. Please read carefully and consider these risk factors, as well as those included in the reports we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as our most recent Annual Report on Form 10-K, and those included in any applicable prospectus supplement and/or other offering material we file with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2024.

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ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “our company,” “the Company,” or “LM Funding” refer to LM Funding America, Inc. and its subsidiaries.

This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholder may, from time to time, sell the securities offered by it described in this prospectus. We will not receive any proceeds from the sale of the Shares by the Selling Securityholder. In the event the Selling Securityholder exercises all of the Common Warrants in cash at an exercise price of $2.98 per share, we may receive an aggregate of approximately $5.2 million of gross proceeds. Any proceeds that we receive from the exercise of such Common Warrants will be used for working capital and general corporate purposes.

We have not, and the Selling Securityholder has not, authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Selling Securityholder take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Selling Securityholder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, any applicable prospectus supplement, any free writing prospectus that we have authorized for use in connection with this prospectus and the documents incorporated by reference in this prospectus, any applicable prospectus supplement, any free writing prospectus that we have authorized for use in connection with this prospectus, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The Selling Securityholder is offering to sell, and seeking offers to buy, the securities offered by the Selling Securityholder described in this prospectus only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and this offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, including, without limitation, estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, those listed below and those discussed in greater detail under the heading “Risk Factors” below:

•	our ability to retain the listing of our securities on the Nasdaq Capital Market,

•	the early stage of our cryptocurrency mining business and our lack of operating history in such business,

•	volatility surrounding the value of Bitcoin and other cryptocurrencies,

•	the uncertainty surrounding the cryptocurrency mining business in general,

•	bankruptcy or financial problems of our hosting vendors in our mining business,

•	reliance to date on a single model of Bitcoin miner,

•	our ability to obtain funds to purchase mining machines and to grow our cryptocurrency mining business,

•	the ability to scale our mining business,

•	our ability to obtain funds to purchase receivables,

•	our ability to purchase defaulted consumer receivables at appropriate prices,

•	competition to acquire such receivables,

•	our dependence upon third party law firms to service our accounts,

•	our ability to manage growth or declines in the business,

•	changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer Association receivables,

•	the impact of class action suits and other litigation on our business or operations,

•	our ability to keep our software systems updated to operate our business,

•	our ability to employ and retain qualified employees,

•	our ability to establish and maintain internal accounting controls,

•	changes in the credit or capital markets,

•	changes in interest rates,

•	deterioration in economic conditions,

•	negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, and

•	other factors that may affect us, most of which are beyond our control.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether written or oral, and whether as a result of new information, future events or otherwise, except to the extent required by law.

PROSPECTUS SUMMARY

The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus and the other information incorporated by reference into this prospectus.

Our Business

LM Funding America, Inc. and its subsidiaries (“we”, “our”, “LM Funding, or the “Company”) currently have two lines of business: our cryptocurrency mining business and our specialty finance business.

On September 15, 2021, we announced our plan to operate in the Bitcoin mining ecosystem, and we subsequently commenced Bitcoin mining operations in late September 2022. This business operation deploys our computing power to mine Bitcoin and validate transactions on the Bitcoin network. We conduct this business through a wholly owned subsidiary, US Digital Mining and Hosting Co, LLC, a Florida limited liability company (“US Digital”), which we formed in 2021 to develop and operate our cryptocurrency mining business.

With respect to our specialty finance business, the Company has historically engaged in the business of providing funding to nonprofit community associations primarily located in the state of Florida. We offer incorporated nonprofit community associations, which we refer to as “Associations,” a variety of financial products customized to each Association’s financial needs. Our original product offering consists of providing funding to Associations by purchasing their rights under delinquent accounts that are selected by the Associations arising from unpaid Association assessments. Historically, we provided funding against such delinquent accounts, which we refer to as “Accounts,” in exchange for a portion of the proceeds collected by the Associations from the account debtors on the Accounts. In addition to our original product offering, we also purchase Accounts on varying terms tailored to suit each Association’s financial needs, including under our New Neighbor Guaranty™ program.

Cryptocurrency Mining Business

Bitcoin was introduced in 2008 with the goal of serving as a digital means of exchanging and storing value. Bitcoin is a form of digital currency that depends upon a consensus-based network and a public ledger called a “blockchain”, which contains a record of every Bitcoin transaction ever processed. The Bitcoin network is the first decentralized peer-to-peer payment network, powered by users participating in the consensus protocol, with no central authority or middlemen, that has wide network participation. The authenticity of each Bitcoin transaction is protected through digital signatures that correspond with addresses of users that send and receive Bitcoin. Users have full control over remitting Bitcoin from their own sending addresses. All transactions on the Bitcoin blockchain are transparent, allowing those running the appropriate software to confirm the validity of each transaction. To be recorded on the blockchain, each Bitcoin transaction is validated through a proof-of-work consensus method, which entails solving complex mathematical problems to validate transactions and post them on the blockchain. This process is called mining. Miners are rewarded with Bitcoins, both in the form of newly-created Bitcoins and fees in Bitcoin, for successfully solving the mathematical problems and providing computing power to the network.

Factors such as access to computer processing capacity, interconnectivity, electricity cost, environmental factors (such as cooling capacity) and location play important roles in mining. In Bitcoin mining, “hashrate” is a measure of the computing and processing power and speed by which a mining computer mines and processes transactions on the Bitcoin network. A company’s computing power measured in hashrate is generally considered to be one of the most important metrics for evaluating Bitcoin mining companies.

We obtain Bitcoin as a result of our mining operations, and we sell Bitcoin from time to time to support our operations and strategic growth. We plan to convert our Bitcoin to U.S. dollars. We do not currently plan to engage in regular trading of bitcoin (other than as necessary to convert our bitcoin into U.S. dollars) or to engage in hedging activities related to our holding of bitcoin; however, our decisions to hold or sell bitcoin at any given time may be impacted by the bitcoin market, which has been historically characterized by significant volatility. Currently, we do not use a formula or specific methodology to determine whether or when we will sell Bitcoin that we hold, or the number of Bitcoins we will sell. Rather, decisions to hold or sell Bitcoins are currently determined by management by monitoring the market in real time.

Specialty Finance Company

In our specialty finance business, we purchase an Association’s right to receive a portion of the Association’s collected proceeds from owners that are not paying their assessments. After taking assignment of an Association’s right to receive a portion of the Association’s proceeds from the collection of delinquent assessments, we engage law firms to perform collection work on a deferred billing basis wherein the law firms receive payment upon collection from the account debtors or a predetermined contracted amount if payment from account debtors is less than legal fees and costs owed. Under this business model, we typically fund an amount equal to or less than the statutory minimum an Association could recover on a delinquent account for each Account, which we refer to as the “Super Lien Amount”. Upon collection of an Account, the law firm working on the Account, on behalf of the Association, generally distributes to us the funded amount, interest, and administrative late fees, with the law firm retaining legal fees and costs collected, and the Association retaining the balance of the collection. In connection with this line of business, we have developed proprietary software for servicing Accounts, which we believe enables law firms to service Accounts efficiently and profitably.

Under our New Neighbor Guaranty program, an Association will generally assign substantially all of its outstanding indebtedness and accruals on its delinquent units to us in exchange for payment by us of monthly dues on each delinquent unit. This simultaneously eliminates a substantial portion of the Association’s balance sheet bad debts and assists the Association to meet its budget by receiving guaranteed monthly payments on its delinquent units and relieving the Association from paying legal fees and costs to collect its bad debts. We believe that the combined features of the program enhance the value of the underlying real estate in an Association and the value of an Association’s delinquent receivables.

Because we acquire and collect on the delinquent receivables of Associations, the Account debtors are third parties about whom we have little or no information. Therefore, we cannot predict when any given Account will be paid off or how much it will yield. In assessing the risk of purchasing Accounts, we review the property values of the underlying units, the governing documents of the relevant Association, and the total number of delinquent receivables held by the Association.

Corporate and Other Information

LM Funding America, Inc. was organized as a Delaware corporation on April 20, 2015 and was formed for the purpose of completing a public offering and related transactions in order to carry on the business of LM Funding, LLC and its subsidiaries. LM Funding America, Inc. is the sole member of LM Funding, LLC and operates and controls all of its business and affairs. LM Funding, LLC a Florida limited liability company organized in January 2008 under the terms of an Operating Agreement dated effective January 8, 2008 as amended, had two members: BRR Holding, LLC and CGR 63, LLC. The members contributed their equity interest to LM Funding America, Inc. prior to the closing of its initial public offering.

We organized two new subsidiaries in 2020: LMFA Financing LLC, a Florida limited liability company, on November 21, 2020, and LMFAO Sponsor LLC, a Florida limited liability company, on October 29, 2020. LMFAO Sponsor, LLC organized a subsidiary, LMF Acquisition Opportunities Inc., on October 29, 2020. We also organized a subsidiary, US Digital Mining and Hosting Co., LLC (“U.S. Digital”), on September 10, 2021. US Digital has created various 100% owned subsidiaries to engage in business in various states. The Company also from time to time organizes other subsidiaries to serve a specific purpose or hold a specific asset.

Our principal offices are located at 1200 Platt Street, Suite 1000, Tampa, Florida 33606, and our telephone number is (813) 222-8996. Our website address is https://www.lmfunding.com. Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

Series A and Series B Common Warrants

As of August 19, 2024, we have issued and outstanding Series A Common Warrants to purchase 868,185 shares of our common and Series B Common Warrants to purchase 868,185 shares of our common stock at an exercise price of $2.98 per share. The following is a brief summary of certain terms and provisions of the Common Warrants and is subject in all respects to the provisions contained in the Common Warrants:

Exercisability. The Common Warrants will be exercisable on the Stockholder Approval Date on which the stockholders of the Company approve the issuance of all of the Common Warrants and the shares of common stock issuable upon the exercise of the Common Warrants (the “Stockholder Approval”). We are required to hold an annual or special meeting of stockholders on or prior to the date that is 90 days following the date of closing of the Private Placement for the purpose of obtaining Stockholder Approval. If we are unable to obtain such Stockholder Approval at the first meeting, we will call a meeting every 120 days thereafter to seek Stockholder Approval until the earlier of the Stockholder Approval Date or the Common Warrants are no longer outstanding. The Series A Common Warrants will be exercisable until the fifth anniversary of the Stockholder Approval Date, and the Series B Common Warrants will be exercisable until the second anniversary of the Stockholder Approval Date. The Common Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise. If, at the time of exercise a registration statement registering the issuance of the shares of common stock underlying the Common Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Common Warrants through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Common Warrants.

Exercise Limitation. A holder will not have the right to exercise any portion of the Common Warrant if the holder would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice from the holder to us.

Exercise Price; Adjustments. The Common Warrants have an exercise price of $2.98 per share. The exercise price and the number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting shares of our common stock. Further, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of any shares of common stock or common stock equivalents, at an effective price per share less than the exercise price then in effect, then the exercise price of the Common Warrants will be reduced to such price. In addition, if we grant, issue or sell certain securities pro rata to the record holders of our common stock, other than certain exempt issuances, or if we declare or make any dividend or other distribution of our assets, including cash, stock or other property to the holders of our common stock, then the holders of the Common Warrants will be entitled to participate in such transactions to the same extent such holder would have participated in such transaction if it held the number of shares of common stock issuable upon exercise of the Common Warrants without regard to any limits on exercise contained in the Common Warrants.

Transferability. Subject to applicable laws, the Common Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Common Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Common Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Common Warrants will be limited.

Fundamental Transactions. If a fundamental transaction (as defined in the Common Warrants) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Common Warrants with the same effect as if such successor entity had been named in the Common Warrant itself. Following such fundamental transaction, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction without regard to any limits on exercise contained in the Common Warrants.

Rights as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of shares of our common stock, including any voting rights, until the holder exercises the Common Warrant.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

If any of these risks were to occur, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the Selling Securityholder. In the event the Selling Securityholder exercises all of the Common Warrants in cash at an exercise price of $2.98 per share, we may receive an aggregate of approximately $5.2 million of gross proceeds.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes certain important terms of our capital stock. Because it is a summary, it may not contain all of the information that may be important to you. For a complete description of the matters set forth in this section, entitled “Description of Capital Stock,” you should refer to our certificate of incorporation, as amended (the “certificate of incorporation”), and our bylaws (the “bylaws”), and to the applicable provisions of Delaware law. We are authorized under our certificate of incorporation to issue up to 350,000,000 shares of common stock, par value $0.001 per share, and 150,000,000 shares of preferred stock, par value $0.001 per share, all of which are undesignated as to series.

As of September 6, 2024, we had 2,806,857 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. We will disclose in an applicable prospectus supplement the number of shares of common stock and preferred stock then outstanding.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by shareholders. Holders of our common stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of common stock present in person or represented by proxy, voting together as a single class.

No Preemptive or Similar Rights

No shares of common stock will be subject to redemption or have preemptive rights to purchase additional shares of common stock. Holders of shares of our common stock do not have subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the common stock.

Dividend Rights

The holders of such common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available for dividends.

Right to Receive Liquidation Distributions

Upon a liquidation of our company, our creditors and any holders of our preferred stock with preferential liquidation rights, will be paid before any distribution to holders of our common stock. The holders of our common stock would be entitled to receive a pro rata distribution per share of any excess amount. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

Pursuant to our certificate of Incorporation, we are currently authorized to designate and issue up to 150,000,000 shares of preferred stock, $0.001 par value per share. Our Board of Directors has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation, preferences, sinking fund terms, and the number of shares constituting any series.

If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including any of the following applicable specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Warrants

As of September 6, 2024, the Company had outstanding warrants (excluding prefunded warrants) to purchase up to an aggregate of 3,011,177 shares of common stock at an average exercise price of $2.94 per share. Such outstanding warrants will expire as follows: 1,187,107 warrants on October 19, 2026, 36,316 warrants on April 19, 2025, 51,383 warrants on August 17, 2025, 868,185 warrants on the second anniversary of the Stockholder Approval Date, and 868,185 warrants on the fifth anniversary of the Stockholder Approval Date, and are subject to adjustment for stock splits, stock dividends, reverse stock splits, and the like. Such outstanding warrants also include a full-ratchet anti-dilution exercise price adjustment upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the warrants, with certain exceptions. In addition, the Company had outstanding prefunded warrants to purchase 590,185 shares of common stock at an exercise price of $0.0001 per share. Such prefunded warrants do not expire and are subject to adjustment for stock splits, stock dividends, reverse stock splits, and the like.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors. In addition, certain provisions of Delaware law may hinder or delay an attempted takeover of us other than through negotiation with our board of directors. These provisions, each described further below, could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of our shareholders were to deem such an attempt to be in their best interest, including a takeover attempt in which the potential purchaser offers to pay a per share price greater than the current market price of our common or preferred stock.

In our certificate of incorporation, we elected not to be governed by Section 203 of the Delaware General Corporation Law, or DGCL, which regulates corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with an “interested stockholder.”

Classified Board of Directors

Our certificate of incorporation and bylaws provide that our board of directors shall be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. We believe that the classification of our board of directors facilitates the continuity and stability of our business strategies and policies. However, our classified board could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors.

Requirements for Advance Notification of Shareholder Proposals and Nomination of Directors

Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. Our bylaws also specify the form and content of a stockholder’s notice. These provisions could make the proposal of business by our shareholders, including the nomination of directors to replace incumbent directors, more time consuming and difficult.

Board of Directors Size and Vacancies

Under our bylaws, our board of directors has the power to set the size of the board. Additionally, any vacancy on our board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled by vote of a majority of the remaining directors, even if less than a quorum. The ability to increase or decrease the size of the board of directors, and to fill any vacancies resulting from any such enlargement, could make it more difficult for a third party to acquire control of us.

No Cumulative Voting

DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The certificate of incorporation does not provide for cumulative voting.

Trading

Our common stock is listed on the NASDAQ Capital Market under the symbol “LMFA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598; telephone (212) 828-8436.

SELLING SECURITYHOLDER

The Shares being offered by the Selling Securityholder are those issuable to the Selling Securityholder upon exercise of the Common Warrants. See “Prospectus Summary—Series A and Series B Common Warrants” for additional information. We are registering the resale of such Shares in order to permit the Selling Securityholder to offer the Shares for resale from time to time. Except for the ownership of the Shares, Common Warrants and Pre-Funded Warrants issued pursuant to the SPA, the Selling Securityholder has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Securityholder” means Armistice Capital, LLC.

The table below lists the Selling Securityholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of common stock held by the Selling Securityholder. The second column lists the number of shares of our common stock beneficially owned by the Selling Securityholder, based on its ownership of Shares as of September 6, 2024, assuming exercise of the Common Warrants held by the Selling Securityholder on that date but taking into account of any limitations on conversion and exercise set forth therein.

The third column lists the Shares being offered by this prospectus by the Selling Securityholder and does not take into account any limitations on exercise of the Common Warrants set forth therein.

Under the terms of the Common Warrants, the Selling Securityholder may not exercise the Common Warrants to the extent (but only to the extent) such Selling Securityholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% of the outstanding shares of the Company (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation may be increased or decreased, provided that in no event shall it exceed 9.99%, upon notice to us, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following the receipt of such notice by us. The number of shares in the second column reflects these limitations. The Selling Securityholder may sell all, some or none of their shares in this offering. See “Plan of Distribution” below.

The ownership percentage indicated in the following table is based on 2,806,857 total outstanding shares of our Common Stock as of September 6, 2024.

In computing the number of shares of common stock beneficially owned by the Selling Securityholder and the percentage ownership, we included outstanding Shares issuable upon exercise of the Common Warrants that are currently exercisable or exercisable within 60 days of September 6, 2024.

	Shares of Common Stock
	Shares Beneficially Owned Prior to the Offering		Maximum Number of Shares Being Registered for Resale	Shares Beneficially Owned After the Offering
Name	Number of Shares(2)	Percentage		Number of Shares(3)	Percentage
Armistice Capital, LLC (1)	790,000	23.26%	1,736,370	790,000	23.26%

(1)

The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)

Comprises 199,815 shares of common stock and 590,185 shares of common stock underlying prefunded warrants. Does not include (i) Series A Common Warrants to purchase 868,185 shares of common stock and (ii) Series B Common Warrants to purchase 868,185 shares of common stock, as such Common Warrants are not exercisable without Stockholder Approval within 60 days of September 6, 2024.

(3)

Assumes the sale of all shares offered pursuant to this prospectus. In accordance with the SPA, in no event are we permitted to issue shares of common stock to the Selling Securityholder in excess of the Beneficial Ownership Limitation. Beneficial ownership of the Selling Securityholder included in this Selling Securityholders table reflects the total number of Shares potentially issuable upon exercise of the Common Warrants and does not give effect to the Beneficial Ownership Limitation. Accordingly, actual beneficial ownership, as calculated in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder, may be lower than as reflected in this table.

PLAN OF DISTRIBUTION

We are registering the resale of the Shares issuable upon exercise of the Common Warrants to permit the resale of these Shares by the holder of the Common Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholder of the Shares, although we will receive the exercise price of any Common Warrants not exercised by the Selling Securityholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the Shares.

The Selling Securityholder may sell all or a portion of the Shares held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Securityholder may also sell Shares under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Securityholder may transfer the Shares by other means not described in this prospectus. If the Selling Securityholder effects such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Securityholder may also sell Shares short and deliver Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholder may also loan or pledge Shares to broker-dealers that in turn may sell such shares.

The Selling Securityholder may pledge or grant a security interest in some or all of the Common Warrants or Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as a Selling Securityholder under this prospectus. The Selling Securityholder also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholder and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Securityholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Securityholder may be less than or in excess of customary commissions. Neither we nor the Selling Securityholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Securityholder.

The Selling Securityholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We will pay all expenses of the registration of the Shares, estimated to be $65,643 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Securityholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Securityholder will be entitled to contribution. We may be indemnified by the Selling Securityholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Securityholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus will be passed upon for us by the law firm of Foley & Lardner LLP, Tampa, Florida.

EXPERTS

The consolidated financial statements of our company incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, https://www.lmfunding.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2023 (as filed on April 1, 2024), as amended by Amendment No. 1 (as filed on April 29, 2024);

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 (as filed on May 15, 2024) and for the quarter ended June 30, 2024 (as filed on August 13, 2024);

•

our Current Reports on Form 8-K filed on March 8, 2024, March  27, 2024, April  29, 2024, June  12, 2024, July  16, 2024 (Item 5.02 only), August  12, 2024 (Items 1.01, 2.01 and 9.01 only), and August 19, 2024 (Items 1.01, 3.02, 8.01, and 9.01 only); and

•	the description of our common stock in Exhibit 4.3 of our Form 10-K filed on April 1, 2024, including any other amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, at no cost, by oral or written request directed to us at the following address or telephone number:

LM Funding America, Inc.

1200 Platt Street

Suite 1000, Tampa, FL 33606

(813) 222-8996

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the registration of the securities being registered hereby. All amounts shown are estimates, with the exception of the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$643
Printing and engraving expenses	30,000
Accounting fees and expenses	15,000
Legal fees and expenses	15,000
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)	5,000
Total	$65,643

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

Our certificate of incorporation provides for indemnification of our officers and directors to the fullest extent permitted by DGCL. Additionally, our certificate of incorporation limits the liability of our directors for monetary damages for breaches of fiduciary duties, except for liability for:

(1) Any breach of the director’s duty of loyalty to us or our stockholders;

(2) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(3) Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

(4) Any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

Our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at its request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

We have entered into indemnification agreements with our officers and directors pursuant to which we have agreed to hold harmless and indemnify such officers and directors to the fullest extent permitted by law, as such may be amended from time to time. These indemnification agreements also provide for the advancement of expenses by our company and, under certain circumstances, obligate us to pay, in whole or in part, certain amounts paid in judgment or settlement.

The limitation of liability and indemnification provisions included in the certificate of incorporation, the bylaws and in indemnification agreements that we have entered into or will enter into with our directors and officers may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained or will obtain insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and officers pursuant to its indemnification obligations or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The following documents are filed as part of, or incorporated by reference into, this registration statement:

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Certificate of Incorporation of LM Funding America, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Registration Quarterly Report on Form 10-Q filed on August 13, 2024) (Registration No. 333-262316).

3.2	Restated By-Laws of LM Funding America, Inc. (incorporated by reference to Exhibit 3.2 to the Form 10-Q filed on November 17, 2022).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (Amendment No. 2) filed on August 27, 2015 (Registration No. 333-205232)).

4.2	Form of Series A Common Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on August 19, 2024).

4.3	Form of Series B Common Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on August 19, 2024).

5.1	Opinion of Foley & Lardner LLP.

23.1	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107.1	Filing Fee Table.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(A)

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)

That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(D) The undersigned registrant hereby undertakes that:

(1)

for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(2)

The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on September 10, 2024.

LM FUNDING AMERICA, INC.

By:	/s/ Bruce M. Rodgers
Bruce M. Rodgers, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Bruce M. Rodgers and Richard Russell and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any Rule 462(b) registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Bruce M. Rodgers Bruce M. Rodgers	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	September 10, 2024

/s/ Richard Russell Richard Russell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 10, 2024

/s/ Carollinn Gould Carollinn Gould	Member of the Board of Directors	September 10, 2024

/s/ Andrew Graham Andrew Graham	Member of the Board of Directors	September 10, 2024

/s/ Frank Silcox Frank Silcox	Member of the Board of Directors	September 10, 2024

/s/ Martin Traber Martin Traber	Member of the Board of Directors	September 10, 2024

/s/ Douglas McCree Douglas McCree	Member of the Board of Directors	September 10, 2024

/s/ Frederick Mills Frederick Mills	Member of the Board of Directors	September 10, 2024